UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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☐	Soliciting Material under §240.14a-12
LUMINAR TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 30, 2021
To Our Stockholders:
You are cordially invited to attend the 2021 Annual Meeting of Stockholders, or the Annual Meeting, of Luminar Technologies, Inc., on Wednesday, June 9, 2021 at 12 noon Eastern Time/9:00 a.m. Pacific Time. Due to the emerging public health impact of the coronavirus (COVID-19) pandemic and to support the health and well-being of our stockholders, business partners, employees and board of directors, the Annual Meeting will be a completely virtual meeting, conducted only via live webcast on the internet at www.virtualshareholdermeeting.com/LAZR2021. There will be no physical location for the Annual Meeting. You will be able to attend and participate in the Annual Meeting online, submit questions during and prior to the meeting and vote your shares electronically. In addition, although the live webcast is available only to stockholders at the time of the meeting, following completion of the Annual Meeting, a webcast replay will be posted to the Investor Relations section of our website at https://investors.luminartech.com.
The matters expected to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement. The Annual Meeting materials include the notice, the proxy statement, our annual report and the proxy card, each of which is enclosed.
Please use this opportunity to take part in our affairs by voting on the business to come before the Annual Meeting. You will receive a Notice of Internet Availability of Proxy Materials, or the Notice, which we expect to mail on or about April 30, 2021, unless you have previously requested to receive our proxy materials in paper form. Only stockholders of record at the close of business on April 13, 2021 may vote at the Annual Meeting and any postponements or adjournments of the meeting. All stockholders are cordially invited to participate in the Annual Meeting and any postponements or adjournments of the meeting. However, to ensure your representation at the Annual Meeting, please vote as soon as possible by using the internet or telephone, as instructed in the Notice. Alternatively, you may follow the procedures outlined in the Notice to request a paper proxy card to submit your vote by mail. Returning the paper proxy card or voting electronically does NOT deprive you of your right to participate in the virtual meeting and to vote your shares for the matters acted upon at the meeting.
Your vote is important. Whether or not you expect to attend and participate in the Annual Meeting, please submit your proxy electronically via the Internet or by telephone by following the instructions in the Notice or if you asked to receive the proxy materials in paper form, please complete, sign and date the proxy card and return it in the postage paid envelope provided.

Sincerely,

/s/ Austin Russell
Austin Russell
Chairperson of the Board, President and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 9, 2021: THE PROXY STATEMENT, PROXY CARD AND ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2020 ARE AVAILABLE FREE OF CHARGE AT www.proxyvote.com.

LUMINAR TECHNOLOGIES, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
April 30, 2021

Time and Date:	June 9, 2021 at 12 noon Eastern Time/9:00 a.m. Pacific Time.

Place:	The Annual Meeting will be held on Wednesday, June 9, 2021 at 12 noon Eastern Time/9:00 a.m. Pacific Time via live webcast on the internet at www.virtualshareholdermeeting.com/LAZR2021.

Items of Business:	1.
Elect the three Class I directors listed in the accompanying proxy statement, each to serve a three-year term expiring at the 2024 annual meeting of stockholders or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.

	2.	Ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Luminar Technologies, Inc. for the fiscal year ending December 31, 2021.

	3.	Transact any other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Record Date:	Only stockholders of record at the close of business on April 13, 2021 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

Proxy Voting:
Holders of our Class A common stock are entitled to one vote for each share held as of the above record date. Holders of our Class B common stock are entitled to ten votes for each share held as of the above record date. Holders of our Class A common stock and Class B common stock will vote together as a single class on all matters described in this proxy statement. Our Class A common stock and Class B common stock are sometimes collectively referred to in this proxy statement as our “common stock.”

For questions regarding your stock ownership, you may contact us through our Investor Relations section of our website at https://investors.luminartech.com/ir-resources/contact-ir or, if you are a registered holder, contact our transfer agent, Continental Stock Transfer & Trust Company, through its website at www.continentalstock.com or by phone at (212) 509-4000.

By Order of the Board of Directors,

Austin Russell Chairperson of the Board, President and Chief Executive Officer

-i-

LUMINAR TECHNOLOGIES, INC.
PROXY STATEMENT FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, JUNE 9, 2021
April 30, 2021
INFORMATION ABOUT SOLICITATION AND VOTING
The accompanying proxy is solicited on behalf of our board of directors of Luminar Technologies, Inc., or Luminar, for use at Luminar’s 2021 Annual Meeting of Stockholders (the "Annual Meeting" or “meeting”) to be held on Wednesday, June 9, 2021 at 12 noon Eastern Time/9:00 a.m. Pacific Time via live webcast on the internet at www.virtualshareholdermeeting.com/LAZR2021. References in this proxy statement, or Proxy Statement, to “we,” “us,” “our,” “the Company” or “Luminar” refer to Luminar Technologies, Inc.
INTERNET AVAILABILITY OF PROXY MATERIALS
We will mail, on or about April 30, 2021, the Notice of Internet Availability of Proxy Materials, or the Notice, to our stockholders of record and beneficial owners at the close of business on April 13, 2021. On the date of mailing of the Notice, all stockholders and beneficial owners will have the ability to access all of the proxy materials on a website referred to in the Notice. These proxy materials will be available free of charge.
The Notice will identify the website where the proxy materials will be made available; the date, the time and location of the Annual Meeting; the matters to be acted upon at the meeting and our board of directors’ recommendations with regard to each matter; a toll-free telephone number, an e-mail address, and a website where stockholders can request a paper or e-mail copy of the Proxy Statement; our Annual Report on Form 10-K for the year ended December 31, 2020, and a form of proxy relating to the Annual Meeting; information on how to access the form of proxy; and information on how to participate in the meeting and vote in person.
QUESTIONS AND ANSWERS ABOUT THE MEETING
Q:    Who is Luminar Technologies?
A:    On December 2, 2020 (the “Closing Date”), Luminar Technologies, Inc., a Delaware corporation (f/k/a Gores Metropoulos, Inc.) (the “Company”), consummated the previously announced business combination (the “Business Combination”) pursuant to that certain Agreement and Plan of Merger, dated August 24, 2020 (the “Merger Agreement”), by and among the Company (at such time named Gores Metropoulos, Inc.), Dawn Merger Sub, Inc. (“First Merger Sub”), a wholly owned subsidiary of the Company, Dawn Merger Sub II, LLC (“Second Merger Sub”), a wholly owned subsidiary of the Company, and the pre-Business Combination Luminar Technologies, Inc. (now named Luminar, LLC) (“Legacy Luminar”).
In connection with the consummation of the Business Combination (the “Closing”), the Company changed its name from Gores Metropoulos, Inc. to Luminar Technologies, Inc. As a result of the Business Combination and the other transactions contemplated by the Merger Agreement, First Merger Sub merged with and into Legacy Luminar, with Legacy Luminar continuing as the surviving corporation (the “First Merger”), and immediately following the First Merger and as part of the same overall transaction as the First Merger, Legacy Luminar merged with and into Second Merger Sub, with Second Merger Sub continuing as the surviving entity as a wholly owned subsidiary of the Company, under the new name Luminar, LLC.

Q:    What is the purpose of the meeting?
A:    At the meeting, stockholders will act upon the proposals described in this Proxy Statement. In addition, following the formal portion of the meeting, management will be available to respond to questions from stockholders.
Q:    What proposals are scheduled to be voted on at the meeting?
A:    Stockholders will be asked to vote on the following two proposals at the meeting:
1.to elect Jun Hong Heng, Shaun Maguire and Katharine A. Martin as Class I directors to serve for a term of three years or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal (“Proposal One”); and
2.to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (“Proposal Two”).
Q:    Could matters other than Proposal One and Proposal Two be decided at the meeting?
A:    Our bylaws require that we receive advance notice of any proposal to be brought before the meeting by stockholders of Luminar, and we have not received notice of any such proposals. If any other matter were to come before the meeting, the proxy holders appointed by our board of directors will have the discretion to vote on those matters for you.
Q:    How does the board of directors recommend I vote on these proposals?
A:    Our board of directors recommends that you vote your shares:
•“FOR ALL” the nominees to the board of directors (Proposal One); and
•“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal Two).
Q:    Who may vote at the Annual Meeting?
A:    Stockholders of record as of the close of business on April 13, 2021, or the Record Date, are entitled to receive notice of, to attend and participate, and to vote at the Annual Meeting. At the close of business on the Record Date, there were 234,575,892 shares of Class A common stock and 105,118,203 shares of Class B common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the Notice or these proxy materials were sent directly to you by Luminar.
Beneficial Owner of Shares Held in Street Name: Shares Registered in the Name of a Broker or Nominee
If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and the Notice or these proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting. Beneficial owners must obtain a valid proxy from the organization that holds their shares and present it to Continental Stock Transfer & Trust Company, at least three business (3) days in advance of the Annual Meeting.
Q:    How do I vote?
A.    You may vote by mail or follow any alternative voting procedure (such as telephone or internet voting) described on your proxy card. To use an alternative voting procedure, follow the instructions on each Notice and/or proxy card that you receive. The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may:
•vote by telephone or through the internet - in order to do so, please follow the instructions shown on your Notice or proxy card;
•vote by mail - if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it before the meeting in the pre-paid envelope provided; or
•vote in person at the virtual Annual Meeting - you may virtually attend and participate in the Annual Meeting online at www.virtualshareholdermeeting.com/LAZR2021 and vote your shares electronically before the polls close during the Annual Meeting. To participate and vote in the Annual Meeting, you will need the control number included in your Notice of Internet Availability of Proxy Materials or proxy card.
Votes submitted by telephone or through the internet must be received by 11:59 p.m. Eastern Time, on June 8, 2021. Submitting your proxy, whether by telephone, through the internet or by mail if you request or received a paper proxy card, will not affect your right to vote in person should you decide to attend and participate in the meeting virtually.
Beneficial Owner: Shares Registered in the Name of a Broker or Other Nominee
If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares. Your vote is important. To ensure that your vote is counted, complete and mail the voting instruction card provided by your brokerage firm, bank, or other nominee as directed by your nominee. To electronically vote in person at the meeting online, you must obtain a legal proxy from your nominee. Follow the instructions from your nominee included with our proxy materials or contact your nominee to request a proxy form.
Your vote is important. Whether or not you plan to participate in the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.
Q:    How do I vote by internet or telephone?
A.    If you wish to vote by internet or telephone, you may do so by following the voting instructions included on your Notice or proxy card. Please have each Notice or proxy card you received in hand when you vote over the internet or by telephone as you will need information specified therein to submit your vote. The giving of such a telephonic or internet proxy will not affect your right to vote in person (as detailed above) should you decide to attend the meeting.
The telephone and internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly.
Q:    What shares can I vote?
A:    Each share of Class A common stock and Class B common stock issued and outstanding as of the close of business on April 13, 2021 is entitled to vote on all items being voted on at the meeting. You may vote all shares owned by you as of April 13, 2021, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.
Q:    How many votes am I entitled to per share?
A:    Each holder of shares of (i) Class A common stock is entitled to one vote for each share of Class A common stock held as the Record Date and (ii) Class B common stock is entitled to ten votes for each share of Class B common stock held as of the Record Date.
Q:    What is the quorum requirement for the meeting?
A:    The holders of a majority of the voting power of the shares of our Class A common stock and Class B common stock (voting together as a single class) entitled to vote at the Annual Meeting as of the Record Date must be present in person or represented by proxy at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or if you have properly submitted a proxy.
Q:    How are abstentions and broker non-votes treated?
A:    Abstentions (i.e. shares present at the Annual Meeting and marked “abstain”) are deemed to be shares presented or represented by proxy and entitled to vote, and are counted for purposes of determining whether a quorum is present. Abstentions have no effect on Proposal One or Proposal Two.
A broker non-vote occurs when the beneficial owner of shares fails to provide the broker, bank or other nominee that holds the shares with specific instructions on how to vote on any "non-routine" matters brought to a vote at the stockholders meeting. In this situation, the broker, bank or other nominee will not vote on the “non-routine” matter. Broker non-votes are counted for purposes of determining whether a quorum is present and have no effect on the outcome of the matters voted upon.
Note that if you are a beneficial holder, brokers and other nominees will be entitled to vote your shares on “routine” matters without instructions from you. The only proposal that would be considered “routine” in such event is the proposal for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal Two). A broker or other nominee will not be entitled to vote your shares on any “non-routine” matters, absent instructions from you. This year, the sole “non-routine” matter relates to the election of directors (Proposal One). Accordingly, we encourage you to provide voting instructions to your broker or other nominee whether or not you plan to attend the meeting.

Q:    What is the vote required for each proposal?
A:    The votes required to approve each proposal are as follows:
•Proposal One: Each director elected shall be elected by a plurality of the votes of the shares of our Class A common stock and Class B common stock (voting together as a single class) present in person or represented by proxy at the meeting and entitled to vote on the election of directors, meaning that the three individuals nominated for election to our board of directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected.
•Proposal Two: Approval will be obtained if the number of votes of our Class A common stock and Class B common stock (voting together as a single class) cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal.
Q:    If I submit a proxy, how will it be voted?
A:    When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under “Can I change my vote or revoke my proxy?”
Q:    What should I do if I get more than one proxy or voting instruction card?
A:    Stockholders may receive more than one set of voting materials, including multiple copies of the proxy materials and multiple Notices, proxy cards or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of proxy materials or one Notice for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one set of proxy materials. You should vote in accordance with all of the proxy cards and voting instruction cards you receive relating to our Annual Meeting to ensure that all of your shares are voted and counted.
Q:    Can I change my vote or revoke my proxy?
A:    You may change your vote or revoke your proxy at any time prior to the taking of the vote or the polls closing at the Annual Meeting.
If you are the stockholder of record, you may change your vote by:
•granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);
•providing a written notice of revocation to Luminar’s Secretary at Luminar Technologies, Inc., 2603 Discovery Drive, Suite 100, Orlando, Florida 32826, prior to your shares being voted; or
•participating in the Annual Meeting and voting electronically online at www.virtualshareholdermeeting.com/LAZR2021. Participation alone at the Annual

Meeting will not cause your previously granted proxy to be revoked unless you specifically vote during the meeting online at www.virtualshareholdermeeting.com/LAZR2021.
Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

Q:    How can I attend the Annual Meeting in person?
A:    There is no physical location for the Annual Meeting. You are invited to attend the Annual Meeting by participating online if you are a stockholder of record or a street name stockholder as of April 13, 2021, the Record Date. See, “How can I participate in the Annual Meeting?” below for more details. Please be aware that participating in the Annual Meeting will not, by itself, revoke a proxy. See, “Can I change my vote or revoke my proxy?” above for more details.
Q.    How can I participate in the Annual Meeting?
A:    The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend and participate in the Annual Meeting online and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/LAZR2021. You will also be able to vote your shares electronically at the Annual Meeting. To participate and vote in the Annual Meeting, you will need the control number included on your Notice of Internet Availability of Proxy Materials or proxy card.

The meeting webcast will begin promptly at 12 noon Eastern Time/9:00 a.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 11:30 a.m. Eastern Time/8:30 a.m., Pacific Time, and you should allow ample time for the check-in procedures. We plan to have a webcast replay which will be posted to the Investor Relations section of our website, which is located at https://investors.luminartech.com.

Q:    Can I submit questions prior to the meeting?
A:    Yes, following the meeting, there will be an informal Question and Answer period as time permits. As a stockholder, you may submit questions to the Company in writing by visiting the website www.proxyvote.com, and following the instructions provided. Stockholders may also submit questions live during the meeting on www.virtualshareholdermeeting.com/LAZR2021.
Q:    What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?
A:    If you encounter any technical difficulties accessing the virtual meeting during the check in or meeting time, please call the technical support number posted at www.virtualshareholdermeeting.com/LAZR2021. Technical support will be available starting at 11:45 am Eastern Time/8:45 a.m., Pacific Time on June 9, 2021.
Q:    Why is the Annual Meeting being held only online?
A:    We have been closely monitoring developments with the COVID-19 pandemic and the related recommendations, protocols and restrictions issued by public health authorities and federal, state, and local governments. In light of these ongoing concerns and in order to support the health and well-being of our stockholders, business partners, employees and board of directors, we will be conducting the Annual Meeting solely online.

Q.    How can I get electronic access to the proxy materials?
A:    The Notice will provide you with instructions regarding how to:
•view our proxy materials for the meeting through the internet; and
•instruct us to send our future proxy materials to you electronically by email.
If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
Q:    Is there a list of stockholders entitled to vote at the Annual Meeting?
A:    The names of stockholders of record entitled to vote will be available for inspection by stockholders of record for ten (10) days prior to the meeting. If you are a stockholder of record and want to inspect the stockholder list, please send a written request to our Secretary at Luminar Technologies, Inc., 2603 Discovery Drive, Suite 100, Orlando, Florida 32826 or by e-mail at investors@luminartech.com to arrange for access to the stockholder list. During the Annual Meeting, any stockholder attending the meeting may access the names of stockholders of record entitled to vote at the Annual Meeting at www.virtualshareholdermeeting.com/LAZR2021.
Q:    Who will tabulate the votes?
A:    A representative of Broadridge Financial Solutions, Inc. will serve as the Inspector of Elections and will tabulate the votes at the Annual Meeting.
Q:    Where can I find the voting results of the Annual Meeting?
A:    We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.
Q:    I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
A:    The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process is commonly referred to as “householding.”
Brokers with account holders who are Luminar stockholders may be householding our proxy materials. A single set of proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you notify your broker or Luminar that you no longer wish to participate in householding.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: Investor Relations, Luminar Technologies, Inc., 2603 Discovery Drive, Suite 100, Orlando, Florida 32826 or (3) contact our Investor Relations department by email at investors@luminartech.com. Stockholders who receive multiple copies of the proxy statement or annual report at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.
Q:    What if I have questions about my Luminar shares or need to change my mailing address?
A:    You may contact our transfer agent, Continental Stock Transfer & Trust Company, by telephone at (212) 509-4000, through its website at www.continentalstock.com or by U.S. mail at 1 State Street, 30th Floor, New York, NY 10004, if you have questions about your Luminar shares or need to change your mailing address.
Q:    Who is soliciting my proxy and paying for the expense of solicitation?
A:    The proxy for the Annual Meeting is being solicited on behalf of our board of directors. We will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we may reimburse these individuals for their reasonable out-of-pocket expenses. We do not expect to, but have the option to, retain a proxy solicitor. If you choose to access the proxy materials or vote via the Internet or by phone, you are responsible for any Internet access or phone charges you may incur.
Q:    What are the requirements to propose actions to be included in our proxy materials for next year’s annual meeting of stockholders, or our 2022 Annual Meeting, or for consideration at our 2022 Annual Meeting?
A:    Requirements for Stockholder Proposals to be considered for inclusion in our proxy materials for our 2022 Annual Meeting:
Our amended and restated bylaws provide that stockholders may present proposals for inclusion in our proxy statement by submitting their proposals in writing to the attention of our Secretary at our principal executive office. Our current principal executive office is located at 2603 Discovery Drive, Suite 100, Orlando, Florida 32826. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and related SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. In order to be included in the proxy statement for our 2022 Annual Meeting, stockholder proposals must be received by our Secretary no later than December 31, 2021 and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.
Requirements for Stockholder Proposals to be presented at our 2022 Annual Meeting:
Our amended and restated bylaws provide that stockholders may present proposals to be considered at an annual meeting by providing timely notice to our Secretary at our principal executive office. To be timely for our 2022 Annual Meeting, our Secretary must receive the written notice at our principal executive office:
•not earlier than the close of business on February 9, 2022, and
•not later than the close of business on March 11, 2022.

If we hold our 2022 annual meeting of stockholders more than 30 days before or more than 60 days after June 9, 2022 (the one-year anniversary date of the Annual Meeting), then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received by our Secretary at our principal executive office:
•not earlier than the close of business on the 120th day prior to such annual meeting, and
•not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which public announcement of the date of such annual meeting is first made.
A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our amended and restated bylaws. If a stockholder who has notified Luminar of such stockholder’s intention to present a proposal at an annual meeting does not appear to present such stockholder’s proposal at such meeting, Luminar does not need to present the proposal for vote at such meeting.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
We have a strong commitment to good corporate governance practices. These practices provide an important framework within which our board of directors, its committees and our management can pursue our strategic objectives in order to promote the interests of our stockholders.
Corporate Governance Guidelines
Our board of directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions and other policies for the governance of our Company. Our Corporate Governance Guidelines are available on the Investor Relations section of our website, which is located at https://investors.luminartech.com by clicking on “Governance Documents” in the “Governance” section of our website. Our Corporate Governance Guidelines are subject to modification from time to time by our board of directors pursuant to the recommendations of our nominating and corporate governance committee.
Board Leadership Structure
The board of directors does not anticipate having a policy requiring the positions of the Chairperson of the Board and Chief Executive Officer to be separate or held by the same individual. The board of directors believes that this determination should be based on circumstances existing from time to time, based on criteria that are in Luminar’s best interests and the best interests of its stockholders, including the composition, skills and experience of the board of directors and its members, specific challenges faced by Luminar or the industry in which it operates and governance efficiency. We adopted Corporate Governance Guidelines, effective as of the consummation of the Business Combination, which provide for the appointment of a lead independent director at any time when the Chairperson is not independent. The board of directors elected Mr. Russell as Chairperson of the board because it believes that Mr. Russell’s strategic vision for the business, his in-depth knowledge of the Company’s operations, and his experience serving as the Chief Executive Officer since Legacy Luminar’s inception make him well qualified to serve as both Chairperson of the board and Chief Executive Officer. The board of directors intends to select a lead independent director to help reinforce the independence of the board as a whole.
Our Board of Directors’ Role in Risk Oversight
One of the key functions of the board of directors is informed oversight of our risk management process. The board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board as a whole, as well as through various standing committees of the board of directors that address risks inherent in their respective areas of oversight. In particular, the board of directors is responsible for monitoring and assessing strategic risk exposure and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. The compensation committee also assesses and monitors whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements. The nominating and corporate governance committee monitors the effectiveness of our governance guidelines.
We believe this division of responsibilities is an effective approach for addressing the risks we face and that our board leadership structure supports this approach.

Independence of Directors; Controlled Company Exemption
Our board of directors has determined that none of the members of our board of directors other than Austin Russell has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of the members of our board of directors other than Austin Russell is “independent” as that term is defined under the rules of the Nasdaq Stock Market, or Nasdaq. Our board of directors has also determined that all members of our audit committee, compensation committee and nominating and corporate governance committee are independent and satisfy the relevant SEC and Nasdaq independence requirements for such committees. In making this determination, our board of directors considered that the law firm of Wilson Sonsini Goodrich & Rosati PC (“WSGR”), of which Ms. Martin is the Chairperson, had provided minimal legal services to us and Austin Russell. All services by WSGR terminated prior to Ms. Martin joining the board of directors and will not continue.
Austin Russell controls a majority of the voting power of our outstanding capital stock. As a result, we are a “controlled company” under Nasdaq rules. As a controlled company, we are exempt from certain Nasdaq corporate governance requirements, including those that would otherwise require the board of directors to have a majority of independent directors and require that we establish a compensation committee comprised entirely of independent directors, or otherwise ensure that the compensation of our executive officers and nominees for directors are determined or recommended to the board of directors by the independent members of the board of directors. While we do not currently intend to rely on any of these exemptions, we will be entitled to do so for as long as we are considered a “controlled company,” and to the extent we rely on one or more of these exemptions, holders of our capital stock will not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.
In addition, audit committee members must also satisfy the independence criteria set forth in Rule 10A 3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A 3, a member of an audit committee of a listed company may not, other than in such member’s capacity as a member of the audit committee, the board of directors or any other board committee (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries.
Committees of Our Board of Directors
Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Each of these committees has a written charter approved by our board of directors. Copies of the charters for each committee are available on the Investor Relations section of our website, which is located at https://investors.luminartech.com by clicking on “Governance Documents” in the “Governance” section of our website. Members serve on these committees until (i) they resign from their respective committee, (ii) they no longer serve as a director or (iii) as otherwise determined by our board of directors.
Audit Committee
Our audit committee currently consists of Matthew J. Simoncini, Scott A. McGregor and Benjamin J. Kortlang. Messrs. McGregor and Kortlang who will not stand for re-election as Class I directors as described under Proposal 1 below, will step down from the audit committee effective immediately prior to commencement of the Annual Meeting. Contingent and effective upon their election to our board of directors, the board of directors appointed Jun Hong Heng and Shaun Maguire to serve on the audit committee. After the Annual Meeting, the Audit Committee will be comprised of Matthew J. Simoncini, Jun Hong Heng and Shaun Maguire. The board of directors determined that each of Messrs. Simoncini, McGregor, Kortlang and Heng and Dr. Maguire meets the requirements for independence and financial literacy under the current Nasdaq listing standards and SEC rules and regulations, including Rule 10A-3. Mr. Simoncini will continue to serve as the chair of the audit committee. In addition, Mr. Simoncini is an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K promulgated under the Securities Act. This designation does not impose any duties, obligations, or liabilities that are greater than are generally imposed on members of the audit committee and the board of directors. The audit committee is responsible for, among other things:
•selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•helping to ensure the independence and overseeing the performance of the independent registered public accounting firm;
•reviewing and discussing the results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;
•reviewing our financial statements and critical accounting policies and estimates;
•reviewing the adequacy and effectiveness of our internal controls;
•developing procedures for employees to submit concerns anonymously about questionable accounting, internal accounting controls, or audit matters;
•overseeing our policies on risk assessment and risk management;
•overseeing compliance with our code of business conduct and ethics;
•reviewing related party transactions; and
•approving or, as permitted, pre-approving all audit and all permissible non-audit services to be performed by the independent registered public accounting firm.
The audit committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq, and which is available on our website. All audit services provided to us and all permissible non-audit services, provided to us by our independent registered public accounting firm are approved in advance by the audit committee.
Compensation Committee
Our compensation committee consists of Alec E. Gores, Katharine A. Martin and Matthew J. Simoncini, with Ms. Martin serving as the chair of the compensation committee. Mr. Simoncini previously served as the chair of the compensation committee from December 2, 2020 to February 8, 2021. The board of directors has determined that each of Mr. Gores, Ms. Martin and Mr. Simoncini meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations. Each member of the compensation committee is a non-employee director, as defined in Rule

16b-3 promulgated under the Exchange Act. The compensation committee is responsible for, among other things:
•reviewing, approving and determining, or making recommendations to the board of directors regarding, the compensation of our executive officers, including the Chief Executive Officer;
•making recommendations regarding non-employee director compensation to our full board of directors;
•administering our equity compensation plans and agreements with our executive officers;
•reviewing, approving and administering incentive compensation and equity compensation plans; and
•reviewing and approving our overall compensation philosophy.
The compensation committee operates under a written charter, which satisfies the applicable rules of the SEC and Nasdaq listing standards, and is available on our website.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Alec E. Gores, Mary Lou Jepsen, PhD and Katharine A. Martin. Mr. Gores serves as the chair of the nominating and corporate governance committee. The Board has determined that Mr. Gores, Dr. Jepsen and Ms. Martin meet the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations. The nominating and corporate governance committee is responsible for, among other things:
•identifying, evaluating and selecting, or making recommendations to the board of directors regarding nominees for election to the board and its committees;
•considering and making recommendations to the board of directors regarding the composition of the board and its committees;
•developing and making recommendations to the board of directors regarding corporate governance guidelines and matters;
•overseeing our corporate governance practices;
•overseeing the evaluation and the performance of the board and individual directors; and
•contributing to succession planning.
The nominating and corporate governance committee operates under a written charter, which satisfies the applicable rules of the SEC and the Nasdaq listing standards and is available on our website.
Compensation Committee Interlocks and Insider Participation
None of the members of the compensation committee is or has been at any time one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board or compensation committee (or other board of directors committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving as a member of the board or compensation committee.
Board and Committee Meetings and Attendance
Our board of directors and its committees meet regularly throughout the year, and also hold special meetings and act by written consent from time to time. The board of directors met six times during the fiscal year ended December 31, 2020, including one time following the Closing. The audit committee met four times during the fiscal year ended December 31, 2020 and the compensation committee did not meet during the fiscal year ended December 31, 2020. The nominating and corporate governance committee, which was formed in December 2020, did not meet during the year ended December 31, 2020.
During 2020, each member of our board of directors attended at least 75% of the aggregate of all meetings of our board of directors and of all meetings of committees of our board of directors on which such member served that were held during the period in which such director served.
Board Attendance at Annual Meeting of Stockholders
Our policy is to invite and encourage each member of our board of directors to be present at our annual meetings of stockholders. This Annual Meeting will be our first annual meeting of stockholders.
Communication with Directors
Stockholders and interested parties who wish to communicate with our board of directors, non-management members of our board of directors as a group, a committee of our board of directors or a specific member of our board of directors (including our Chairperson) may do so by letters addressed to the attention of our Chief Financial Officer and Secretary.
All communications are reviewed by the Chief Financial officer and Secretary and provided to the members of our board of directors as appropriate. Unsolicited items, sales materials, abusive, threatening or otherwise inappropriate materials and other routine items and items unrelated to the duties and responsibilities of our board of directors will not be provided to directors.
The address for these communications is:
Luminar Technologies, Inc.
2603 Discovery Drive, Suite 100
Orlando, Florida 32826
Attn: Chief Financial Officer and Secretary
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of the members of our board of directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Business Conduct and Ethics is posted on the Investor Relations section of our website, which is located at https://investors.luminartech.com by clicking on “Governance Documents” in the “Governance” section of our website. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the location specified above.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS
Nomination to the Board of Directors
Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of our nominating and corporate governance committee in accordance with its charter, our amended and restated certificate of incorporation and amended and restated bylaws, our Corporate Governance Guidelines and the criteria approved by our board of directors regarding director candidate qualifications. In recommending candidates for nomination, our nominating and corporate governance committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates.
Additional information regarding the process for properly submitting stockholder nominations for candidates for nomination to our board of directors is set forth above under “Requirements for Stockholder Proposals to be considered for inclusion in our proxy materials for our 2022 Annual Meeting” and “Requirements for Stockholder Proposals to be presented at our 2022 Annual Meeting.”
Director Qualifications
With the goal of developing a diverse, experienced and highly qualified board of directors, our nominating and corporate governance committee is responsible for developing and recommending to our board of directors the desired qualifications, expertise and characteristics of members of our board of directors, including any specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on our board of directors and any specific qualities or skills that the committee believes are necessary for one or more of the members of our board of directors to possess.
Because the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our board of directors from time to time, our board of directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and Nasdaq listing requirements and the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, our Corporate Governance Guidelines and the charters of the committees of our board of directors. When considering nominees, our nominating and corporate governance committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry, willingness and ability to devote adequate time and effort to board responsibilities in the context of the existing composition, other areas that are expected to contribute to the board’s overall effectiveness and needs of the board and its committees. Our board of directors affirms the value placed on diversity within our company. Through the nomination process, our nominating and corporate governance committee seeks to promote board membership that reflects a diversity of talents, skills, background, including with respect to age, gender, national origin, sexual orientation and identification, race, ethnicity and culture and expertise necessary to provide sound and prudent oversight with respect to the operations and interests of the business and has approved a requirement to have diverse candidates in its candidate pool of nominees. Further, our board of directors is committed to actively seeking highly qualified women and individuals from minority groups to include in the pool from which new candidates are selected. The brief biographical description of each director set forth in “Proposal One: Election of Directors” below includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our board of directors at this time.

PROPOSAL ONE: ELECTION OF DIRECTORS
Our board of directors currently consists of seven directors and is divided into three classes, with staggered three-year terms, pursuant to our amended and restated certificate of incorporation and our amended and restated bylaws. Our board of directors consists of three Class I directors, Messrs. McGregor and Kortlang, and Ms. Martin, two Class II directors, Messrs. Gores and Simoncini, and two Class III directors, Dr. Jepsen and Mr. Russell.

The Class I, Class II and Class III directors will serve until our annual meetings of stockholders to be held in 2021, 2022 and 2023, respectively, or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal. Upon the recommendation of the nominating and corporate governance committee, our board of directors has nominated Mr. Heng, Dr. Maguire and Ms. Martin as Class I directors at the Annual Meeting, each to serve a three-year term expiring at our annual meeting of stockholders to be held in 2024 or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal. Ms. Martin who is a current Class I director is standing for re-election at the Annual Meeting. In light of their other commitments, their long tenure with the Company and the prospect of Mr. Heng’s and Dr. Maguire’s service to the board of directors, Scott McGregor and Benjamin J. Kortlang, who are current Class I directors will not stand for re-election at the Annual Meeting.

Shares represented by proxies will be voted “FOR” the election of each of the three nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Proxies may not be voted for more than three directors. Stockholders may not cumulate votes for the election of directors.

Nominees to Our Board of Directors

The nominees and their ages, occupations and lengths of service on our board of directors as of April 13, 2021 are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name	Age	Position
Jun Hong Heng	39	Director nominee
Shaun Maguire	35	Director nominee
Katharine A. Martin(2)(3)	58	Director nominee
____________
(1)    Member of the audit committee.
(2)    Member of the compensation committee.
(3)    Member of the nominating and corporate governance committee.

Jun Hong Heng is a director nominee and is the Founder and the Chief Investment Officer of Crescent Cove Advisors, LP (“Crescent Cove”) since August 2018. Since Feb 2021, Mr. Heng is also the Chairman and Chief Executive Officer of COVA Acquisition Corp. Mr. Heng is also the Founder of Crescent Cove Capital Management LLC and has served as its Chief Investment Officer since February 2016. Prior to Crescent Cove Capital Management LLC, Mr. Heng served as Principal of Myriad Asset Management, an investment firm, from August 2011 to January 2015, where he focused on Asian credit and equity, including special situations. From June 2008 to June 2011, he served as Vice President of Argyle Street Management, a spin-off from Goldman Sachs Asian Special Situations Group. Previously, Mr. Heng served as an analyst at Morgan Stanley, where he focused on Asia, and as an analyst at Bear, Stearns & Co., where he served in a multi-disciplinary role across technology, media and telecommunications, mergers and acquisitions, and equity and debt capital markets. Mr. Heng holds a B.B.A. in Finance and Accounting from the Stephen M. Ross School of Business at the University of Michigan.

We believe Mr. Heng is qualified to serve as a director based on his extensive investment and financial expertise.

Katharine A. Martin has served as a member of our board of directors since February 2021. Ms. Martin is the Chairperson of the board of directors of Wilson Sonsini Goodrich & Rosati and a partner of such firm. Prior thereto, Ms. Martin was a partner of Pillsbury Madison & Sutro LLP. Ms. Martin also serves on the board of directors of WildAid, a nonprofit organization, and YMCA of Silicon Valley, a nonprofit organization. She previously served on the board of directors of Nuance Communications, a technology pioneer and market leader in conversational artificial intelligence and ambient clinical intelligence, from 1999 to 2018. Ms. Martin has over thirty years’ experience practicing corporate and securities law, and has extensive experience representing public companies. Ms. Martin holds a J.D. from McGeorge School of Law and an undergraduate degree in Anthropology from the University of California, Berkeley.

We believe Ms. Martin is qualified to serve on our board of directors based on her legal and business background including her senior management experience.

Shaun Maguire is a director nominee and is currently a General Partner at Sequoia Capital. Prior to joining Sequoia Capital in 2019, Dr. Maguire served as Co-Founder and Chairman of Expanse (formerly known as Qadium) from May 2012 to December 2020, when Expanse was acquired by Palo Alto Networks. Dr. Maguire also served as Partner of GV from 2016 to 2019, Co-Founder of Escape Dynamics, Inc. from 2010 to 2015, Consultant at the Defense Advanced Research Projects Agency from 2011 to 2012 and a member of the Algorithmic Trading Group at the DRW Trading Group in 2008. Dr. Maguire serves on the boards of Vise, AMP Robotics, Gather.town and Knowde. Dr. Maguire received his Ph.D. in Physics from the California Institute of Technology, M.S. in Control and Dynamical Systems from the California Institute of Technology, M.S. in Statistics from Stanford University and B.A. in Mathematics from the University of Southern California.

We believe that Dr. Maguire is qualified to serve as a director because of his significant investment, cybersecurity and technology expertise, which enables him to bring to the board of directors unique perspectives as well as valuable insights and experience.

Continuing Directors
The directors who are serving for terms that end following the Annual Meeting and their ages, occupations and lengths of service on our board of directors as of April 13, 2021 are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name	Age	Position
Austin Russell	26	Chairperson, Director, President and Chief Executive Officer
Alec E. Gores(2) (3)	68	Director
Mary Lou Jepsen, PhD(3)	56	Director
Matthew J. Simoncini(1) (2)	60	Director
___________
(1)    Member of the audit committee.
(2)    Member of the compensation committee.
(3)    Member of the nominating and corporate governance committee.

Austin Russell has served as our President and Chief Executive Officer and as Chairperson and member of our board of directors since December 2020 and prior to this, served as President and Chief Executive Officer of Legacy Luminar and as a member of its board of directors since founding Legacy Luminar. Mr. Russell began his career in industry at age 11 by building prototype supercomputers and optoelectronic systems with real-world applications in mind. He wrote his first patent application at 12, and over the next four years worked on a host of photonics and imaging related technologies before he later became an independent researcher at the Beckman Laser Institute. After being recruited to Stanford for Applied Physics, he was awarded the Thiel Fellowship at 17 to pursue Legacy Luminar full-time with a vision to develop a new kind of sensing technology to make autonomous vehicles both safe and ubiquitous.

We believe that Mr. Russell is qualified to serve on our board of directors because he is our founder, our largest stockholder and has the long-term vision for Luminar and due to his operational and historical expertise gained from serving as Legacy Luminar’s President and Chief Executive Officer since Legacy Luminar’s inception.

Alec E. Gores has served as a member of our board of directors since December 2020. Mr. Gores previously served as the Chief Executive Officer and a member of the Board of Directors of Gores Metropoulos, Inc., from August 2018 until the Closing. Mr. Gores is the Founder, Chairman and Chief Executive Officer of The Gores Group, a global investment firm focused on acquiring businesses that can benefit from the firm’s operating expertise. Mr. Gores implemented an operational approach to private equity investing when he founded The Gores Group in 1987 by operating businesses alongside management, or in some cases in lieu of management, to build value in those entities. Since then, the firm has acquired more than 100 businesses including a current portfolio of more than 20 active companies worldwide. Mr. Gores began his career as a self-made entrepreneur and operating executive. In 1978, he self-funded and founded Executive Business Systems (EBS), a developer and distributor of vertical business software systems. Within seven years, EBS had become a leading value-added reseller in Michigan and employed over 200 people. In 1986, CONTEL purchased EBS, and Mr. Gores subsequently began acquiring and operating non-core businesses from major corporations and building value in those entities, a decision that ultimately led to the founding of what has evolved into The Gores Group today. Under his leadership, The Gores Group has continued to acquire businesses in need of operational and financial resources, while creating value and working with management teams to establish an entrepreneurial environment as a foundation for sustainable growth. This philosophy has served the firm well. Mr. Gores served as the Chairman of the Board of Directors of Gores Holdings from its inception in June 2015 until completion of the Hostess acquisition in November 2016, as the Chairman of the Board of Directors of Gores Holdings II until completion of the Verra Mobility acquisition in October 2018, as the Chairman of the Board of Directors of Gores Holdings III until completion of the PAE acquisition in February 2020, as the Chairman of the Board of Directors of Gores Holdings IV (Nasdaq: GHIV) since its inception in June 2019, the Chairman of the Board of Directors of Gores Holdings V and Chairman of the Board of Directors of Gores Holdings VI (Nasdaq: GRSV) since its inception in June 2020. Mr. Gores holds a degree in Computer Science from Western Michigan University.

We believe Mr. Gores is qualified to serve on our board of directors based on his significant investment and financial expertise.

Mary Lou Jepsen, PhD has served as a member of our board of directors since February 2021. Dr. Jepsen is the CEO, Founder and Chairperson of the board of directors of Openwater, a San Francisco-based medical laser imaging device technology company. Previously, Dr. Jepsen served as the Executive Director of Engineering at Facebook, Inc. and Head of Display Technologies at Oculus, and before that served a similar role at Google, Inc. and X (formerly Google X). She also co-founded and served as the Chief Technology Officer of One Laptop per Child, a nonprofit organization, of which she was the lead architect designing $100 laptops that were shipped to millions of children in the developing world. Dr. Jepsen has served on the board of directors of Lear Corporation (“Lear”), a leading, global tier-1 automotive components supplier, since March 2016. Dr. Jepsen holds a Ph.D. degree from Brown

University in Optical Sciences, an M.S. from Massachusetts Institute of Technology in Visual Studies and a Sc.B. from Brown University in Electrical Engineering and Studio Art.

We believe Dr. Jepsen is qualified to serve on our board of directors based on her exceptional track record of leadership and innovation including her senior management experience in the technology industry and as a board member of a publicly traded company.

Matthew J. Simoncini has served as a member of our board of directors since December 2020 and previously served on Legacy Luminar’s board of directors since June 2020. Mr. Simoncini has served on the board of directors of Kensington Capital Acquisition Corp., a special purpose acquisition company focused on companies in the automotive sector, since June 2020. He previously served on the board of directors of Cooper-Standard Holdings Inc., a leading global supplier of systems and components for the automotive industry, from August 2018 to May 2020. From September 2011 until his retirement in February 2018, Mr. Simoncini served as President and Chief Executive Officer and as a member of the board of directors of Lear Corporation (“Lear”), a global automotive technology company, and he served as Chief Financial Officer of Lear from September 2007 to September 2011. Mr. Simoncini joined Lear in May 1999 after Lear acquired UT Automotive, a supplier of electronic and interior products for the auto industry, where he served as Director of Global Financial Planning & Analysis from April 1996 to May 1999. Mr. Simoncini holds a B.A. in business administration and an Honorary Doctorate of Law from Wayne State University.

We believe Mr. Simoncini is qualified to serve on our board of directors based on his extensive executive leadership and management experience and his significant strategic and financial expertise in the automotive and automotive-related industries.

There are no family relationships among any of our directors or executive officers.

Director Compensation
Historically and during the fiscal year 2020, Legacy Luminar has neither had a formal compensation policy for Legacy Luminar’s non-employee directors, nor has Legacy Luminar had a formal policy of reimbursing expenses incurred by Legacy Luminar non-employee directors in connection with their board service. However, Legacy Luminar has reimbursed its non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending board of director and committee meetings. Directors had not received any cash compensation for their services as such but certain directors had received equity compensation.
In March 2021, the compensation committee, comprised solely of independent directors, recommended to our board of directors for approval a compensation policy for non-employee directors (the “Director Compensation Policy”) after consideration of market data and based on the recommendation of its independent compensation consultant. Our board of directors approved the Director Compensation Policy. The Director Compensation Policy consists of the following:
Cash Compensation. Each of our directors, with the exception of Mr. Russell, will receive $12,500 per quarter to serve as a member of our board of directors, and any future lead independent director of our Board will receive an additional $7,500 per quarter to serve in such capacity. Our non-employee directors do not receive per meeting fees.
In addition, each chair of our audit committee, compensation committee and nominating and corporate governance committee, will receive $6,250, $5,000 and $2,500 per quarter, respectively, for serving as chair of these committees. The members of our audit committee, compensation committee and nominating and governance committee who are not the chair of the respective committee, will receive $3,125, $2,500 and $1,250 per quarter, respectively, to serve on these committees.

Non-employee directors are reimbursed for all reasonable travel and related expenses incurred in connection with attending board and committee meetings.
Equity Awards. Additionally, directors who are not our employees each receive equity compensation.
Initial and annual equity incentive grants are made to non-employee directors primarily under the 2020 Equity Incentive Plan as follows:
•At the close of business on the date of each annual meeting of the Company’s stockholders (the “Annual Grant Date”), each continuing and new eligible director who has served at least three months prior to the grant date will receive a grant of an equity award in the form of restricted stock units (“RSUs”) under the 2020 Equity Incentive Plan with an aggregate value of $200,000 (the “Annual Grant”). Each such Annual Grant would vest in full effective on the date of the company’s first annual meeting of stockholders in the year following the year of the Annual Grant Date or the 1 year anniversary of the Annual Grant Date, whichever is earlier, provided that the recipient is still providing services to the Company as a director; and provided, further, that 100% of the shares subject to such Annual Grant would be deemed fully vested upon the occurrence of a “Change in Control”, as such term is defined in the 2020 Equity Incentive Plan; and
•Upon the first practicable date following their initial election or appointment, a new eligible director generally would receive a grant of an equity award in the form of RSUs under the 2020 Equity Incentive Plan with an aggregate value of $400,000 (the “Initial Grant”). Each such Initial Grant would vest annually over three years, provided that the recipient is still providing services to the Company as a director; and provided, further, that 100% of the shares subject to such Initial Grant would be deemed fully vested upon the occurrence of a “Change in Control”, as such term is defined in the 2020 Equity Incentive Plan.
•The number of shares that comprise the value of an Annual Grant or an Initial Grant shall equal the aggregate value divided by the average closing price of a share of the Company’s Class A common stock on the stock exchange or a national market system on which such share is listed over the 30 trading days preceding the grant date.
Mr. Russell, our Chief Executive Officer, President and Chairperson, is not separately compensated for his services as a member of our board of directors.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” NOMINEES FOR THE ELECTION OF THE THREE CLASS I DIRECTORS SET FORTH IN THIS PROPOSAL ONE.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has selected Deloitte & Touche LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2021 and recommends that our stockholders vote for the ratification of such selection. The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 requires the affirmative vote of a majority of the number of votes cast “FOR” and “AGAINST” the proposal. In the event that Deloitte & Touche LLP is not ratified by our stockholders, the audit committee will review its future selection of Deloitte & Touche LLP as our independent registered public accounting firm.
Deloitte & Touche LLP audited our financial statements for the fiscal year ended December 31, 2020. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.
Change in Independent Registered Public Accounting Firm
Dismissal of KPMG LLP
In connection with the Closing on December 2, 2020, KPMG LLP., or KPMG, was dismissed as our independent registered accounting firm. This decision was approved by our board of directors.
The audit report of KPMG on our financial statements as of December 31, 2019 and December 31, 2018, and for the year ended December 31, 2019 and the period from August 28, 2018 (inception) through December 31, 2018, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainties, audit scope or accounting principles. During the period from August 28, 2018 (inception) through December 31, 2019, and the subsequent interim period through December 8, 2020, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make a reference in connection with their opinion to the subject matter of the disagreement or reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.
We provided KPMG with a copy of the disclosures we made pursuant to Item 4.01 in our Current Report on Form 8-K filed with the SEC on December 8, 2020, and requested that KPMG furnish a letter addressed to the SEC, which is filed as Exhibit 16.1 to such Current Report on Form 8-K, stating whether it agrees with such disclosures, and, if not, stating the respects in which it does not agree.
Appointment of Deloitte & Touche LLP
In connection with the Closing on December 2, 2020, the board of directors approved the appointment of Deloitte & Touche LLP as our independent registered accounting firm. Deloitte & Touche LLP served as the independent registered accounting firm for Legacy Luminar.
During the period from August 28, 2018 (inception) through December 31, 2019, and through December 2, 2020, neither the Company nor anyone on the Company’s behalf consulted with Deloitte regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by Deloitte that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.
Independent Registered Public Accounting Firm Fees and Services
As described above, Deloitte & Touche LLP was appointed as our independent registered accounting firm in December 2020, upon the dismissal of KPMG. Deloitte & Touche LLP has audited the financial statements of Legacy Luminar since 2018. The fees of Deloitte & Touche LLP presented below are not representative of the fees to be billed by Deloitte & Touche LLP for Luminar as a public company, but are presented solely to provide our stockholders with a basis to understand our historical relationship with Deloitte & Touche LLP.
The following tables present the aggregate fees billed by Deloitte & Touche LLP and KPMG to us (including Legacy Luminar, in the case of Deloitte & Touche LLP) for the years ended December 31, 2020 and 2019 (in thousands).

	Year Ended December 31,
	2020(2)	2020(3)	2019
Audit Fees(1)	$1,625	$95	$185
Audit-Related Fees	—	—	—
Tax Fees	—	—	—
All Other Fees	—	$552	—
Total	$1,625	$647	$185
(1)Audit fees include fees for services performed to comply with the standards established by the Public Company Accounting Oversight Board, including the audit of our consolidated financial statements. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal independent auditor reasonably can provide, such as consent and assistance with and review of our SEC filings.
(2)Includes $1.1 million for audit fees billed for the annual audit of the Company’s 2019 consolidated financial statements included in the Registration Statement on Form S-4 and our Annual Report on Form 10-K for the year ended December 31, 2020, consents and review of other documents filed with the SEC.
(3)Represent fees billed for services for the period from January 1, 2020 through December 2, 2020 prior to the Business Combination. Audit Fees includes $82,000 for reviewing the Company’s three Quarterly Reports on Form 10-Q and proxy statement filed with the SEC.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee’s policy is to pre‑approve all audit and permissible non‑audit services provided by our independent registered public accounting firm, the scope of services provided by our independent registered public accounting firm and the fees for the services to be performed. These services may include audit services, audit‑related services, tax services and other services. Pre‑approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre‑approval, and the fees for the services performed to date.
Prior to the Business Combination, all of the services listed in the table above provided by KPMG, LLP were approved by Gores in accordance with its policies then in effect. Following the Business Combination, all of the services listed in the table above provided by Deloitte were approved by our board of directors.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL TWO.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents information as to the beneficial ownership of our common stock as of April 13, 2021 by:
•each stockholder known by us to be the beneficial owner of more than 5% of our Class A common stock or Class B common stock;
•each of our directors and director nominees named in this proxy statement;
•each of our named executive officers; and
•all of our directors and executive officers as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership, we deemed outstanding shares of our common stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of April 13, 2021. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
The beneficial ownership percentages set forth in the table below are based on 339,694,095 shares of common stock outstanding, comprised of 234,575,892 shares of Class A common stock and 105,118,203 shares of Class B common stock outstanding as of April 13, 2021.
Unless otherwise indicated and subject to applicable community property laws, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.
Unless otherwise indicated below, the address of each beneficial owner listed in the table below is c/o Luminar Technologies, Inc., 2603 Discovery Drive, Suite 100, Orlando, FL 32826.

	Class A		Class B		% of Total Voting Power**
Name and Address of Beneficial Owners	Number of Shares	%	Number of Shares	%
Five Percent Holders
G2VP I, LLC (for itself and as nominee for G2VP Founders Fund I, LLC)(1)	15,947,553	6.8%	—	—	1.2%
GVA Auto, LLC(2)	18,030,728	7.7%	—	—	1.4%
Current Directors, Nominees and Named Executive Officers
Austin Russell	—	—	105,118,203	100%	81.8%
Thomas J. Fennimore(3)	498,381	*	—	—	—
Alec E. Gores(4)	12,329,824	5.2%	—	—	*
M. Scott Faris(5)	1,107,513	*	—	—	*
Matthew J. Simoncini(6)	85,193	*	—	—	*
Scott A. McGregor	917,688	*	—	—	*
Benjamin J. Kortlang(1)	15,947,553	6.8%	—	—	1.2%
Katharine A. Martin	—	—	—	—	—
Mary Lou Jepsen, PhD	—	—	—	—	—
Jun Hong Heng(7)	6,881,136	2.9	—	—	*
Shaun Maguire	—	—	—	—	—
All Directors and Executive Officers as a Group (13 Individuals)	41,802,058	17.8%	105,118,203	100%	85.0%
* Less than one percent.
**    Percentage of total voting power represents voting power with respect to all shares of Class A common stock and Class B common stock, as a single class. Each share of Class B common stock is entitled to ten votes per share and each share of Class A common stock is entitled to one vote per share.
(1)Represents shares of Class A common stock held by G2VP I, LLC for itself and as nominee for G2VP Founders Fund I, LLC (“G2VP”). Benjamin J. Kortlang, a member of the Board, Brook Porter, Daniel Oros and David Mount are the Managing Members of G2VP I Associates, LLC, the Managing Member of G2VP, and therefore, may be deemed to hold voting and dispositive power over the shares held by G2VP. The address of G2VP is 2730 Sand Hill Road, Suite 210, Menlo Park, CA 94025.
(2)Represents shares of Class A common stock held by GVA Auto, LLC. Pavel Cherkashin is the Managing Partner of GVA Capital, which is the Manager of GVA Auto, LLC, and therefore, may be deemed to hold voting and dispositive power over the shares held by GVA Auto, LLC. The address of GVA Auto, LLC is 908 Broadway, San Francisco, CA 94133.
(3)Consists of 498,381 shares of Class A common stock subject to Mr. Fennimore’s outstanding stock option, which is the portion of such option that is exercisable within 60 days of April 13, 2021.
(4)Consists of (i) 8,932,500 shares of Class A common stock held by GM Sponsor LLC and (ii) 2,010,999 shares of Class A common stock and 1,386,325 warrants to purchase shares of Class A Common stock held by AEG Holdings, LLC. AEG Holdings, LLC, is the managing member of GM Sponsor LLC and Alec E. Gores is the managing member of AEG Holdings, LLC. Voting and disposition decisions with respect to such securities are made by Mr. Gores. The address for AEG Holdings, LLC is 6260 Lookout Road, Boulder, CO 80301.
(5)Consists of (i) 817,856 shares of Class A common stock held by Mr. Faris and (ii) 289,657 shares of Class A common stock subject to Mr. Faris’ outstanding stock option, which is the portion of such option that is exercisable within 60 days of April 13, 2021.
(6)Consists of 85,193 shares of Class A common stock subject to Mr. Simoncini’s outstanding stock option, which is the portion of such option that is exercisable within 60 days of April 13, 2021.
(7)Represents shares of Class A common stock held by (i) CC Holdings I LLC, (ii) Crescent Cove Capital II, LP, (iii) Crescent Cove Opportunity Foreign Intermediary, LLC, (iv) Crescent Cove Opportunity Fund, LP, (v) CC Holdings IV, LLC, (vi) Crescent Cove LTI-SPV, LP, (vii) Crescent Cove Opportunity Lending, LLC, (viii) Crescent Cove Opportunity Lending B, LLC, (ix) Absolute Bond Limited (collectively, the “Crescent Cove entities”) and (x) shares held by Mr. Jun in his Roth IRA account. Crescent Cove Capital GP, LLC, Crescent Cove Capital II GP, LLC, and Crescent Cove Opportunity GP, LP (collectively “General Partner”) are the general partner of the Crescent Cove entities. Crescent Cove Capital Management, LLC and Crescent Cove Advisors, LP (collectively “Investment Manager”) are the investment manager of the Crescent Cove entities. Mr. Heng is the managing member of the General Partner and the Investment Manager of Crescent Cove entities, and therefore, may be deemed to hold voting and dispositive power over the shares held by Crescent Cove entities. The address of the Crescent Cove entities is 530 Bush Street, Suite 703, San Francisco, CA 94108.

EXECUTIVE OFFICERS
Our executive officers and their ages as of April 13, 2021 and positions with Luminar are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name	Age	Position
Executive Officers
Austin Russell	26	Chairperson, Director, President and Chief Executive Officer
Thomas J. Fennimore	45	Chief Financial Officer
M. Scott Faris	55	Chief Business Officer
Jason Eichenholz	49	Chief Technology Officer
Executive Officers
Our board of directors chooses our executive officers, who then serve at the discretion of our board of directors. There is no family relationship between any of the directors or executive officers and any of our other directors or executive officers.
Austin Russell. For a brief biography of Mr. Russell, please see “Proposal One: Election of Directors-Continuing Directors.”
Thomas J. Fennimore has served as our Chief Financial Officer since December 2020 and prior to this, held the same position with Legacy Luminar since July 2020. Prior to joining Luminar, Mr. Fennimore served as the Global Head of Automotive and the Co-Head of the Industrials Group at Jefferies Group, LLC from September 2014 to May 2020. From July 1997 to September 2014, Mr. Fennimore worked at Goldman Sachs, in a variety of roles with increasing responsibility, most notably as Global Head of Automotive and Co-Head of the Asia Industrials Group. Mr. Fennimore holds a B.A. in mathematics and a B.S. in engineering from Swarthmore College.
M. Scott Faris has served as Chief Business Officer since December 2020 and prior to this, held the same position with Legacy Luminar since April 2016. In 2002, Mr. Faris founded the Astralis Group, a strategy advisor that provides consulting to start-up companies and, since 2004, he has served as its Chief Executive Officer. Mr. Faris has served on the board of directors of LightPath Technologies, Inc., a leading provider of optics and photonics solutions, since December 2011. In June 2013, Mr. Faris founded Aerosonix, Inc., a developer and manufacturer of advanced medical devices, and he served as its Chief Executive Officer until August 2016 and as Chairman of the board of directors until December 2019. From October 2008 to September 2015, he served as Director of the Orlando Economic Development Commission, a nonprofit focused on business development, and from October 2013 to September 2014, he served as its Chairman. In August 2007, Mr. Faris founded Planar Energy Devices, Inc., a company that developed transformational ceramic solid-state battery technology and products, and he served as its Chief Executive Officer until June 2013. He served as Chairman and Chief Executive Officer of Waveguide Solutions, Inc., a developer of planar optical light wave circuit and micro system products, from September 2001 to August 2005. From August 1997 to September 2001, Mr. Faris served as Chief Operating Officer and as a member of the board of directors of Ocean Optics, Inc., a global manufacturer of high-volume precision optical instrumentation. Mr. Faris holds a B.S. in management information systems from Penn State University.
Jason Eichenholz, our co-founder, has served as Chief Technology Officer since December 2020 and prior to this, held the same position with Legacy Luminar since 2016. Dr. Eichenholz also served as an advisor to Legacy Luminar since 2012. In August 2018, Dr. Eichenholz co-founded AireHealth, a digital health company focused on detecting and treating respiratory conditions. Dr.

Eichenholz has served as a Courtesy Faculty Member of CREOL, The College of Optics and Photonics at the University of Central Florida since March 2012. From January 2013 to December 2016, he served as Chief Executive Officer of Open Photonics Inc., a company focused on the commercialization of optics and photonics technologies, which was acquired by Luminar in 2016. Dr. Eichenholz holds a B.S. in physics from Rensselaer Polytechnic Institute and an M.S. and a Ph.D. in optical sciences and engineering from CREOL, The College of Optics and Photonics at the University of Central Florida.

EXECUTIVE COMPENSATION
Our named executive officers for fiscal 2020, which consist of our principal executive officer and the next two most highly compensated executive officers, are:
Austin Russell, our President and Chief Executive Officer;
Thomas J. Fennimore, our Chief Financial Officer and Secretary; and
M. Scott Faris, our Chief Business Officer.
Summary Compensation Table
The following table provides information concerning compensation awarded to, earned by and paid to each of our named executive officers for services rendered to Legacy Luminar in all capacities for 2019 and 2020:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)

Austin Russell	2020	300,000(4)	—	—	30,841	330,841
President and Chief Executive Officer	2019	175,000	—	—	—	175,000

Thomas J. Fennimore	2020	142,046	150,000	2,093,115	100,473	2,485,634
Chief Financial Officer	2019	—	—	—	—	—

M. Scott Faris	2020	300,000	—	661,581	167	961,748
Chief Business Officer	2019	300,000	—	—	—	300,000

(1)Mr. Fennimore joined the Company on a full-time basis on July 10, 2020. Amount represents a $150,000 cash bonus earned by Mr. Fennimore in 2020.
(2)Option awards are reported at aggregate grant date fair value in the year granted, as determined in accordance with the provisions of FASB ASC Topic 718. For the assumptions used in valuing these awards for purposes of computing this expense, please see Note 14 of the financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
(3)Represents, with respect to Mr. Russell, $26,647 in car lease payments, $3,921 in car insurance payments, and $273 in life and disability insurance payments. Represents, with respect to Mr. Fennimore, $100,000 in relocation assistance payments and $473 in life and disability insurance payments. Represents, with respect to Mr. Faris, $167 in life and disability insurance payments.
(4)Mr. Russell has elected not to receive any salary in fiscal year 2021.
Narrative Disclosure to Summary Compensation Table
For 2020 and 2019, the compensation program for named executive officers consisted of base salary and certain standard employee benefits.
Base Salary
Base salary for each named executive officer is set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance. Prior to

2019, Austin Russell did not receive a base salary from Legacy Luminar. Each of Messrs. Fennimore and Faris are party to offer letters, each described further below, which set forth base salary entitlements.
Cash Bonus
The actual annual cash bonuses awarded to each named executive officer for 2020 performance are set forth above in the Summary Compensation Table in the column titled “Bonus.” Except with respect to Mr. Fennimore’s April 3, 2020 offer letter, described below, we do not have any formal arrangements with our named executive officers providing for annual cash bonus awards.
2020 Equity Awards
In 2020, (i) Mr. Fennimore received a stock option to purchase 135,000 shares of Legacy Luminar Class A common stock pursuant to the terms of his offer letter and (ii) Mr. Faris received a stock option to purchase 60,000 shares of Legacy Luminar Class A common stock. Mr. Fennimore’s and Mr. Faris’ stock options to purchase shares of Legacy Luminar Class A common stock granted pursuant to Legacy Luminar Stock Plan were assumed by Luminar in the Business Combination. In connection with the Business Combination and in accordance with the Merger Agreement, (i) Mr. Fennimore’s option to purchase 135,000 shares of Class A common stock of Legacy Luminar was converted into an option to purchase 1,840,176 shares of Class A common stock of Luminar and (ii) Mr. Faris’ option to purchase 60,000 shares of Class A common stock of Legacy Luminar was converted into an option to purchase 817,856 shares of Class A common stock of Luminar.
Benefits and Perquisites
We provide benefits to our named executive officers on the same basis as provided to all of our employees, including health, dental and vision insurance; life insurance; accidental death and dismemberment insurance; critical illness; short- and long-term disability insurance; a health reimbursement account; a health savings account; a flexible spending account; and a tax-qualified Section 401(k) plan for which no employer match is provided. We do not maintain any executive-specific benefit or perquisite programs.
Employment Arrangements
Thomas J. Fennimore Offer Letter
On April 3, 2020, Legacy Luminar and Mr. Fennimore entered into an offer letter. Pursuant to this agreement, Mr. Fennimore is entitled to a base salary of $300,000 per year and is eligible to participate in our employee benefits plans. The agreement also provides for a cash bonus of $200,000, payable in four equal installments on the first pay period following the end of Q2 2020, Q3 2020, Q4 2020 and Q1 2021, subject to his employment through the payment date of each such bonus. Beginning in Q2 2021, Mr. Fennimore will be eligible to receive an annual discretionary performance-based cash bonus of up to $200,000, payable on a quarterly basis and subject to his full-time employment through the payment date of each such bonus. In addition, Mr. Fennimore is also entitled to (i) $50,000 to assist with miscellaneous relocation expenses, which Mr. Fennimore must repay in full if he resigns within one year of his start date of employment with Legacy Luminar, and (ii) up to $50,000 to cover any net loss resulting from the sale of his primary residence, provided that the sales price of his residence is less than the original purchase price and Mr. Fennimore sells his home within 15 months of his start date of employment with Legacy Luminar. In the event that Mr. Fennimore is terminated by the Company due to no fault of his own, he will be entitled to receive, as severance benefits, an amount equal to six months of his annual base salary, subject to his execution (without revocation) of a general release of claims in favor of Luminar.
On May 11, 2020, Legacy Luminar and Mr. Fennimore entered into an offer letter to provide for (i) payment of an hourly wage at the rate of $150 per hour and (ii) the grant of the option referenced in the

April 3, 2020 offer letter, in each case, during Mr. Fennimore’s part-time employment with Legacy Luminar prior to his commencement of full-time employment. Upon Mr. Fennimore’s transition to full-time employment with Legacy Luminar, which commenced on July 10, 2020, he became eligible for the benefits, including base salary, set forth in his April 3, 2020 offer letter.
M. Scott Faris Offer Letter
On February 22, 2017, Legacy Luminar and Mr. Faris entered into an offer letter. Pursuant to this agreement, Mr. Faris is entitled to a base salary of $300,000 per year and is eligible to participate in our employee benefits plans. Mr. Faris’s employment is “at-will” and may be terminated by either party at any time, without the payment of severance in excess of then-accrued compensation.
Outstanding Equity Awards
None of our named executive officers held unvested Legacy Luminar restricted stock as of December 31, 2020. The following table sets forth information regarding each unexercised Legacy Luminar stock option held by each of our named executive officers as of December 31, 2020.

	Option Awards(1)
Name	Grant Date		Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date
Austin Russell	—		—	—	—	—
Thomas J. Fennimore	5/14/2020	(2)	—	1,840,176	1.67	5/13/2030
M. Scott Faris	1/24/2020	(3)	—	817,856	1.67	1/23/2030
(1)All stock options originally covered shares of Legacy Luminar Class A common stock, as granted pursuant to Legacy Luminar Stock Plan, and were assumed by Luminar in the Business Combination. All stock options are set forth above on an as-converted basis (as to both number of underlying shares and option exercise price).
(2)The option grant is subject to a 4-year vesting schedule, with 25% of the shares vesting on May 11, 2021 and 1/48th of the shares vesting monthly thereafter, subject to the option holder’s continuous service through each vesting date; provided that if the optionee dies, then 100% of the shares subject to the option grant will immediately vest.
(3)The option grant is subject to a 4-year vesting schedule, with 25% of the shares vesting on January 1, 2021 and 1/48th of the shares vesting monthly thereafter, subject to the option holder’s continuous service through each vesting date; provided that if the optionee dies, then 100% of the shares subject to the option grant will immediately vest.
Hedging and Pledging Policy
Under the terms of our insider trading policy, no employees, contractors, consultants and members of our board of directors (and their respective family members and any affiliated entities, such as venture capital funds) may engage in hedging or monetization transactions involving our securities, such as prepaid variable forward contracts, equity swaps, collars or exchange funds. In addition, such persons may not hold our securities in a margin account or pledge our securities as collateral for a loan unless the pledge has been approved by our Compliance Officer.

EQUITY COMPENSATION PLAN INFORMATION
We currently maintain the following equity compensation plans that provide for the issuance of shares of our Class A common stock to our officers and other employees, directors and consultants, each of which has been approved by our stockholders: our Management Longer Term Equity Incentive Plan, our 2020 Equity Incentive Plan, or the 2020 Plan and our 2020 Employee Stock Purchase Plan, or the ESPP.
The following table presents information as of December 31, 2020 with respect to compensation plans under which shares of our common stock may be issued. The table does not include information with respect to shares subject to outstanding awards granted under Legacy Luminar’s Amended and Restated 2015 Stock Plan, 2015 Plan, assumed by us in connection with the Business Combination.

	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding securities		Weighted‑average exercise price of outstanding securities ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	—		—	69,724,682	(1)
Equity compensation plans not approved by security holders	—	(2)	—	—
Total	—		—	69,724,682
(1)Includes 25,818,749 shares available for issuance under the Management Longer Term Equity Incentive Plan, 36,588,278 shares available for issuance under the 2020 Equity Incentive Plan and 7,317,655 shares available for issuance under the ESPP.
(2)Excludes outstanding options to acquire 16,188,071 shares of Class A common stock with weighted average exercise price of $1.67 that were assumed by us in connection with the Business Combination.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the executive officer and director compensation arrangements discussed above under “Executive Compensation” and “Proposal One: Election of Directors-Director Compensation,” respectively, since January 1, 2019, the following is a description of each transaction since January 1, 2019 and each currently proposed transaction in which:
•we, Gores or Legacy Luminar have been or are to be a participant;
•the amounts involved exceeded or exceeds $120,000; and
•any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.
Support Agreement
In connection with the execution of the Merger Agreement, Austin Russell entered into a Support Agreement, which was amended and restated in its entirety on October 13, 2020, with Gores, First Merger Sub and Second Merger Sub (the “Support Agreement”). Under the Support Agreement, Mr. Russell agreed, on (or effective as of) the third business day following the mailing of the consent solicitation to the stockholders of Legacy Luminar, to execute and deliver a written consent with respect to the outstanding shares of Legacy Luminar Class A common stock and Legacy Luminar founders preferred stock held by Mr. Russell, adopting the Merger Agreement and approving the Business Combination, unless the Merger Agreement was no longer recommended by the Legacy Luminar board of directors in accordance with the Merger Agreement, in which case, the number of shares with respect to which Mr. Russell would be committed to execute such written consent would be reduced to 35% of the total number of outstanding shares of Legacy Luminar stock (on an as-converted basis). The shares of Legacy Luminar Class A common stock and Legacy Luminar founders preferred stock that were owned by Mr. Russell and subject to the Support Agreement represented approximately 39% of the then outstanding voting power of Legacy Luminar stock (on an as-converted basis). In addition, the Support Agreement prohibited Mr. Russell from engaging in activities that have the effect of soliciting a competing acquisition proposal.
Amended and Restated Registration Rights Agreement
In connection with the Closing, we, the Sponsor, Mr. Bort, Mr. Cramer and Mr. Gatto (the “Initial Stockholders”), AEG Holdings, LLC (“AEG”), GM Sponsor LLC (“GM Sponsor”) and HRM Holdings LLC (“HRM” and, together with the Initial Stockholders, AEG and GM Sponsor, the “Gores Holders”), Mr. Russell, GVA Auto, LLC, and G2VP Founders Fund I, LLC (the “Luminar Holders” and, together with the Gores Holders, the “Registration Rights Holders”) entered into an Amended and Restated Registration Rights Agreement, dated as of December 2, 2020 (the “Amended and Restated Registration Rights Agreement”).
Under the Amended and Restated Registration Rights Agreement, we are obligated to file a registration statement with the SEC to register the resale of up to approximately 151.1 million shares of our Class A common stock held by the Registration Rights Holders (or issuable upon the conversion of any Class B common stock held by the Registration Rights Holders) in addition to (i) the Private Warrants held by the Registration Rights Holder, (ii) up to 6,666,666 shares of the Company’s Class A common stock issuable upon the exercise of the Private Warrants, and (iii) shares of Class A common stock issued as Earn-Out Shares or issuable upon the conversion of any Earn-Out Shares, in each case, held by the Luminar Holders.

We filed the registration statement which became effective on February 1, 2021. In addition, pursuant to the terms of the Amended and Restated Registration Rights Agreement and subject to certain requirements and customary conditions, the Registration Rights Holders are each entitled to make up to six demands for registration, excluding short form demands, that we register shares of Common Stock held by these parties. The Amended and Restated Registration Rights Agreement also provides “piggy-back” registration rights to such stockholders and their permitted transferees, subject to certain requirements and customary conditions.
Additionally, the Initial Stockholders entered into letter agreements whereby 10,000,000 shares of the Class A common stock will be locked-up for 180 days after the consummation of the Business Combination, and the Private Warrants and the respective Class A common stock underlying the Private Warrants will be locked-up for 30 days after the consummation of the Business Combination.
Lock-Up Agreements
In connection with the Closing, stockholders holding nearly all of the shares of Legacy Luminar, including shares of Series X Preferred Stock, entered into agreements (the “Primary Lock-Up Agreements”), pursuant to which they agreed, subject to certain customary exceptions, not to (a) sell or otherwise dispose of, or agree to sell or dispose of, any shares of Class A common stock held by the stockholder immediately after the effective time of the Mergers or any shares of Class A common stock issuable upon the exercise of options, warrants or other convertible securities to purchase shares of Class A common stock held by the stockholder immediately after the effective time of the Mergers (“Lock-Up Shares”), (b) enter into any arrangement that transfers to another any of the economic consequences of ownership of any of such Lock-Up Shares, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) for 180 days after the Closing Date (the “Lock-Up Period”). Austin Russell and Jason Eichenholz (the “Officers”) entered into agreements which have the same terms as the Primary Lock-Up Agreements except that they provide for: (i) an extension of the Lock-Up Period from 180 days to 910 days after the Closing Date (the “Extended Lock-up Period”) and (ii) after the 180th day, the Officers agreed not to sell more than 25% of their Lock-Up Shares in any six-month period during the Extended Lock-Up Period (the “Secondary Lock-Up Agreements” and, together with the Primary Lock-Up Agreements, the “Lock-Up Agreements”). Mr. Russell’s agreement covers Class B common stock.
Voting Agreement
In connection with the execution of the Merger Agreement, Austin Russell entered into a voting agreement, dated as of August 24, 2020, with Gores (the “Voting Agreement”). Under the Voting Agreement, Mr. Russell agreed that, following the consummation of the Business Combination, solely if he is involuntarily terminated from his position as the Chief Executive Officer of the Company and as a result of his conviction of, or pleading guilty or nolo contendere to, a felony that has a material negative impact on the Company, at any meeting of the stockholders of the Company at which directors are to be elected following the consummation of the Business Combination, Mr. Russell, or any of his permitted successors or assigns, will not vote more than 10% of the Class B common stock he or they beneficially own in any director election.
Pre-Business Combination Related Party Transactions of Gores
Founder Shares
On October 18, 2018, the Sponsor purchased 10,781,250 Founder Shares for an aggregate purchase price of $25,000, or approximately $0.002 per share. Subsequently, the Sponsor transferred an aggregate of 75,000 Founder Shares to Gores’ independent directors. On March 18, 2019, the Sponsor forfeited 781,250 Founder Shares following the expiration of the unexercised portion of the underwriter’s over-allotment option so that the Founder Shares held by the Initial Stockholders would represent 20% of the outstanding shares of common stock of Gores following the consummation of the IPO.

In connection with the consummation of the Business Combination, the Founder Shares automatically converted into shares of Class A common stock on a one-for-one basis and continue to be subject to the transfer restrictions applicable to the Founder Shares. The Initial Stockholders have agreed not to transfer, assign or sell any Founder Shares until 180 days after the Closing.
Private Warrants
On February 5, 2019, the Sponsor purchased 6,666,666 Private Warrants at a price of $1.50 per warrant, or $10,000,000. Each Private Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 per share of Class A common stock. On December 2, 2020, the Sponsor distributed the Private Warrants to GM Sponsor LLC and HRM Holdings LLC. The Private Warrants may not be redeemed by us so long as they are held by the Sponsor or its permitted transferees. If any Private Warrants are transferred to holders other than the Sponsor or its permitted transferees, such Private Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants sold in the IPO. The Sponsor and its permitted transferees have the option to exercise the Private Warrants on a physical (cash) or net share (cashless) basis.
The Initial Stockholders have agreed, subject to certain limited exceptions, not to transfer, assign or sell any Private Warrants and the Class A common stock underlying such Private Warrants until 30 days after the Closing.
Related Party Notes
On October 18, 2018, the Sponsor loaned Gores an aggregate of $150,000 by the issuance of an unsecured promissory note for $300,000 to cover expenses related to the IPO. On December 31, 2019, the outstanding balance on the loan was $150,000. On January 25, 2019, the Sponsor loaned Gores an additional $150,000 to cover expenses related to the IPO. These notes were non-interest bearing and payable on the earlier of September 30, 2019 or the completion of the IPO. The carrying amount of the notes approximates fair value because of their short maturity. The notes were repaid in full upon the completion of the IPO.
Administrative Services Agreement
On February 1, 2019, Gores entered into an agreement to pay monthly recurring expenses to The Gores Group of $20,000 for office space, utilities and secretarial support. The agreement terminated upon the consummation of the Business Combination.
Pre-Business Combination Related Party Transactions of Legacy Luminar
Jason Eichenholz Offer Letter
On May 4, 2020, Legacy Luminar and Dr. Eichenholz entered into a new offer letter. Pursuant to this agreement, Dr. Eichenholz is entitled to a base salary of $300,000 per year, effective as of January 1, 2020, as well as a $50,000 one-time bonus, continued eligibility for annual bonuses in a minimum amount of $20,000 per year and, subject to the approval of the Board, an option to purchase 100,000 shares of Class A common stock at an exercise price equal to the then-fair market value of Class A common stock, to vest and become exercisable at a rate of 25% of the total number of option shares on June 18, 2020, and the remainder vesting and becoming exercisable at even monthly intervals over the subsequent three years, subject to Dr. Eichenholz’s continued employment on each vesting date. Dr. Eichenholz’s employment is “at-will” and may be terminated by either party at any time, without the payment of severance in excess of then-accrued compensation.

Equity Financings
Simple Agreements for Future Equity
Between January 2017 and May 2019, Legacy Luminar entered into various simple agreements for future equity (“SAFEs”) with certain investors pursuant to which Legacy Luminar received $121.8 million in exchange for Legacy Luminar’s agreement to issue the investors shares of its preferred stock upon the occurrence of subsequent financings of its preferred stock. The SAFEs converted into shares of preferred stock as indicated below. Each share of Legacy Luminar preferred stock was exchanged for Per Share Company Stock Consideration and the right to receive its Earn-Out Pro Rata Share of any Earn-Out Shares issued in connection with the consummation of the Business Combination.
The following table summarizes the SAFEs purchased by Luminar’s executive officers, directors, director nominees, or holders of more than 5% of its capital stock.

Name of Stockholder(1)	SAFE Principal Amount ($)	Shares of Series A-2 Preferred Stock	Shares of Series A-7 Preferred Stock	Shares of Series A-9 Preferred Stock
GVA Auto, LLC*	20,000,000	1,322,780	—	—
Scott A. McGregor(2)	1,000,000	—	—	26,568
Crescent Cove Entities(3)	6,800,000	—	155,874	38,486
*Owners of more than 5% of Luminar capital stock.
(1)Additional details regarding these stockholders and their equity holdings are provided in this proxy statement under “Security Ownership of Certain Beneficial Owners and Management.”
(2)Scott A. McGregor is a member of the board.
(3)The Crescent Cove entities are affiliates of Jun Hong Heng, a director nominee.
Legacy Luminar Series A Preferred Stock
Between June 2019 and July 2019, Legacy Luminar sold an aggregate of 1,660,839 shares of its Series A preferred stock at a purchase or conversion price of $43.3039 per share to accredited investors for an aggregate purchase price of approximately $71.9 million. Each share of Legacy Luminar’s Series A preferred stock was exchanged for Per Share Company Stock Consideration and the right to receive its Earn-Out Pro Rata Share of any Earn-Out Shares issued in connection with the consummation of the Business Combination.
The following table summarizes issuances of shares of Luminar Series A preferred stock to a holder of more than 5% of Luminar’s capital stock and its affiliated entities.

Name of Stockholder(1)	Shares of Series A	Aggregate Purchase Price ($)
G2VP I, LLC for itself and as nominee for G2VP Founders Fund I, LLC*(2)	461,852	19,999,993
*Owners of more than 5% of Luminar capital stock.
(1)Additional details regarding these stockholders and their equity holdings are provided in this proxy statement under “Security Ownership of Certain Beneficial Owners and Management.”
(2)G2VP I, LLC is an affiliate of Benjamin J. Kortlang, a member of the Board.

Legacy Luminar Series A-2 Preferred Stock
In June 2019, Legacy Luminar issued 1,322,780 shares of its Series A-2 preferred stock at a per share issuance price of $15.1197 to GVA Auto, LLC for an aggregate issuance price of approximately $20 million upon the conversion of the SAFE held by GVA Auto, LLC. Each share of Legacy Luminar Series A-2 preferred stock was exchanged for Per Share Company Stock Consideration and the right to receive its Earn-Out Pro Rata Share of any Earn-Out Shares issued in connection with the consummation of the Business Combination.
The following table summarizes issuances of shares of Luminar’s Series A-2 preferred stock to a holder of more than 5% of Luminar’s capital stock.

Name of Stockholder(1)	Shares of Series A-2	Aggregate Purchase Price ($)
GVA Auto, LLC*	1,322,780	20,000,000
*Owners of more than 5% of Luminar capital stock.
(1)Additional details regarding this stockholder and its equity holdings are provided in this proxy statement under “Security Ownership of Certain Beneficial Owners and Management.”

Legacy Luminar Series A-9 Preferred Stock
In June 2019, Legacy Luminar issued an aggregate of 748,674 shares of its Series A-9 preferred stock at a per share issuance price of $38.9735 to accredited investors for an aggregate issuance price of approximately $29.2 million, upon the conversion of certain SAFEs. Each share of Legacy Luminar Series A-9 preferred stock will be exchanged for Per Share Company Stock Consideration and the right to receive its Earn-Out Pro Rata Share of any Earn-Out Shares in connection with the consummation of the Business Combination.
The following table summarizes issuances of shares of Luminar Series A-9 preferred stock by Luminar’s executive officers and directors.

Name of Stockholder(1)	Shares of Series A-9	Aggregate Purchase Price ($)
Scott A. McGregor(2)	25,658	1,000,000
(1)Additional details regarding this stockholders and their equity holdings are provided in this proxy statement under “Security Ownership of Certain Beneficial Owners and Management.”
(2)Scott A. McGregor is a member of the Board.
Legacy Luminar Series X Preferred Stock
From August 2020 through October 2020, Legacy Luminar issued an aggregate of 1,354,072 shares of its Series X preferred stock at a per share issuance price of $135.7860 to accredited investors for an aggregate issuance price of approximately $184 million. Each share of Legacy Luminar Series X preferred stock was exchanged for Per Share Company Stock Consideration in connection with the consummation of the Business Combination, as provided in the Merger Agreement.

The following table summarizes issuances of shares of Luminar Series X preferred stock to a holder of more than 5% of Luminar’s capital stock and affiliated entities of an officer and director or nominee for director of Luminar.

Name of Stockholder(1)	Shares of Series X	Aggregate Purchase Price ($)
G2VP I, LLC for itself and as nominee for G2VP Founders Fund I, LLC*(2)	6,839	928,640
Crescent Cove entities(3)	224,616	30,499,708
*Owners of more than 5% of Luminar capital stock.
(1)Additional details regarding these stockholders and their equity holdings are provided in this proxy statement under “Security Ownership of Certain Beneficial Owners and Management.”
(2)G2VP I, LLC is an affiliate of Benjamin J. Kortlang, a member of the Board.
(3)The Crescent Cove entities are affiliates of Jun Hong Heng, a director nominee.
Amended and Restated Investors’ Rights Agreement
In August 2020 Legacy Luminar entered into an amended and restated investors’ rights agreement (the “Investors’ Rights Agreement”) with certain holders of Legacy Luminar’s capital stock including certain directors, officers and 5% holders of Legacy Luminar’s capital stock. The Investors’ Rights Agreement terminated in accordance with its terms upon the Closing.

Debt Financing

On December 18, 2018, Legacy Luminar entered into a First Amendment to an existing Senior Secured Promissory Note (the “2017 Note”), in the aggregate principal amount of $15 million which provided for an incremental advance with an aggregate principal amount of $3.0 million (the “2018 Note” and together with the 2017 Note the “Notes”) with certain of the Crescent Cove entities, who are affiliated with Jun Hong Heng, a director nominee.

On March 31, 2020, Legacy Luminar refinanced the Notes with a new senior secured term loan facility (the “New Note”), pursuant to which an aggregate principal amount of $30 million was funded from March through June 2020. In connection with the issuance of the Notes and the funding of the New Note, Legacy Luminar issued certain warrants to certain of the Crescent Cove entities. Legacy Luminar repaid the full outstanding balance of the senior secured term loan facility in connection with the Closing.

The senior secured loans were made in the ordinary course of business, made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender; and did not involve more than the normal risk of collectibility or present other unfavorable features.
Transaction with Legacy Luminar Founder and Chief Executive Officer
To facilitate the delivery of Legacy Luminar Class B common stock to Mr. Russell, Luminar entered into an exchange agreement with Mr. Russell in August 2020, pursuant to which each share of Legacy Luminar Class A common stock and Legacy Luminar founders preferred stock held by Mr. Russell was, effective as of immediately prior to the consummation of the Business Combination, automatically exchanged for one share of Legacy Luminar Class B common stock. Such shares of Legacy Luminar Class B common stock were converted into the right to receive shares of Class B common stock upon the consummation of the Business Combination such that, as of immediately following the completion of the

Business Combination, Mr. Russell had approximately 83% of the voting power of the then-outstanding capital stock of the Company.
Indemnification Agreements
The Second Amended and Restated Certificate of Incorporation contains provisions limiting the liability of executive officers and directors, and the Amended and Restated Bylaws provide that the Company will indemnify each of its executive officers and directors to the fullest extent permitted under Delaware law. The Second Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws also provide the Board with discretion to indemnify certain key employees when determined appropriate by the Board.
We have entered into indemnification agreements with all of our directors and executive officers and certain other key employees. The indemnification agreements provide that the Company will indemnify each of its directors, executive officers, and other key employees against any and all expenses incurred by such director, executive officer, or other key employee because of his or her status as one of the Company’s directors, executive officers, or other key employees, to the fullest extent permitted by Delaware law, the Second Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, the Company will advance all expenses incurred by its directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer, or key employee.
Investment

In February 2021, we invested $15 million into COVA Acquisition Corp., of which Mr. Heng, a director nominee, is the Chairman and Chief Executive Officer and a principal shareholder. The terms of such investment were no less favorable to us than to other third party investors.
Related Party Transactions Policy
In connection with the Closing, the Board adopted a written related party transactions policy. The policy provides that officers, directors, holders of more than 5% of any class of the Company’s voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, will not be permitted to enter into a related-party transaction with the Company without the prior consent of the audit committee, or other independent members of the Board in the event it is inappropriate for the audit committee to review such transaction due to a conflict of interest. Any request for the Company to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to the audit committee for review, consideration, and approval. In approving or rejecting the proposed transactions, the audit committee will take into account all of the relevant facts and circumstances available.

REPORT OF THE AUDIT COMMITTEE
The information contained in the following report of our audit committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.
Our audit committee has reviewed and discussed with our management and Deloitte & Touche LLP, our audited consolidated financial statements for the fiscal year ended December 31, 2020. Our audit committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission (the “SEC”).
Our audit committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with our audit committee concerning independence, and has discussed with Deloitte & Touche LLP its independence from us.
Based on the review and discussions referred to above, our audit committee recommended to our board of directors that the audited consolidated financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.
Submitted by the Audit Committee
Matthew J. Simoncini, Chair
Scott A. McGregor
Benjamin J. Kortlang

ADDITIONAL INFORMATION
We will mail, without charge, upon written request, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
Luminar Technologies, Inc.
2603 Discovery Drive
Orlando, Florida 32826
Attn: Investor Relations
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 is also available at https://investors.luminartech.com under “SEC Filings” in the “Financials & Filing” section of our website.
OTHER MATTERS
Our board of directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to our board of directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
By Order of the Board of Directors,

/s/ Austin Russell
Austin Russell
Chairperson of the Board, President and Chief Executive Officer
Orlando, Florida
April 30, 2021

LUMINAR TECHNOLOGIES
2603 DISCOVERY DR., SUITE 100
ORLANDO, FL 32826
UNITED STATES

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D49823-P54673

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LUMINAR TECHNOLOGIES

The Board of Directors recommends you vote FOR the following:

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Jun Hong Heng
02) Shaun Maguire
03) Katharine A. Martin

The Board of Directors recommends you vote FOR the following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D49824-P54673

LUMINAR TECHNOLOGIES
Annual Meeting of Stockholders
June 9, 2021 12:00 PM, EST
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Austin Russell and Thomas J. Fennimore, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock and/or Class B Common Stock of LUMINAR TECHNOLOGIES that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 PM, EST on June 9, 2021, at www.virtualshareholdermeeting.com/LAZR2021, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side